FOR IMMEDIATE RELEASE	Contacts:	David Christensen, CFO
507-387-3355
Jennifer Spaude, Investor Relations
507-386-3765

HickoryTech Reports First Quarter 2012 Results
Total revenue increased 22 percent
Equipment Segment revenue up 67 percent, Fiber and Data revenue increased 22 percent
 Successful closing of IdeaOne Acquisition

MANKATO, Minn., April 30, 2012 — HickoryTech Corporation (NASDAQ: HTCO) today reported earnings for the first quarter ended March 31, 2012 of $2.3 million, up 8 percent over the comparable quarter last year and earnings per share totaled 17 cents per diluted share, a 6 percent increase from last year.  Revenue totaled $46.9 million, up 22 percent year over year.

“Our business product lines continue to produce excellent results and drove the strong revenue increases in the first quarter, giving us a solid start to the year,” said John Finke, HickoryTech’s president and chief executive officer.  “A significant backlog of customer orders for equipment flowed into fiscal 2012 and contributed to our Equipment Segment revenue of $17.4 million which increased 67 percent over the first quarter last year.  Additionally, fiber and data revenue increased 22 percent, demonstrating our success in growing our business data services.  Also contributing to our successful quarter was the addition of one month of IdeaOne results.”

Close of IdeaOne Acquisition
The company completed its IdeaOne acquisition on March 1, 2012, financed by a $22 million expansion of the company’s senior credit facility and approximately $6 million cash.  Debt as of March 31, 2012, was $141.9 million, representing a debt-to-EBITDA leverage ratio of less than three-to-one using a full year of IdeaOne historical operations.

IdeaOne, a facilities-based fiber CLEC operating in the Fargo, North Dakota area, provides data networking, Internet, colocation, phone and hosting services to approximately 3,600 business and residential customers in the Fargo area. The acquisition added a robust metro fiber network to HickoryTech’s regional fiber network.  The company reports IdeaOne results as part of its Fiber and Data Segment operations.

Fiber and Data Segment (before inter-segment eliminations)
First quarter fiber and data segment revenue totaled $13.4 million, up 22 percent year over year, and is attributed to success in commercial and wholesale transport and data services, and the one month addition of IdeaOne operations.  Costs and expenses totaled $11.1 million, an increase of 16 percent year over year.  Net income totaled $1.4 million, up 58 percent from one year ago.
•	Fiber and data segment revenue totaled $13.4 million, up $1.4 million or 11 percent increase sequentially over the fourth quarter of 2011.
•
Fiber and data segment operating income totaled $2.3 million for the first quarter of 2012, a 58 percent increase year over year.  As a percent of revenue, the segment’s operating margin of 17.5 percent increased over last year due to the IdeaOne acquisition as well as efficiencies obtained with higher proportions of revenue from on-net applications.

Equipment Segment (before inter-segment eliminations)
First quarter Equipment Segment revenue totaled $17.4 million, up 67 percent year over year, primarily due to an active period of equipment installations.
•	Hardware sales increased 87 percent versus first quarter 2011 while support services revenue decreased 5 percent for the comparable period.
•
Equipment segment operating income totaled $820,000 in the first quarter of 2012, up $322,000 or 65 percent year-over-year.  As a percent of revenue, the operating margin of 4.7 percent is consistent with the prior year.

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Telecom Segment (before inter-segment eliminations)
First quarter Telecom Segment revenue totaled $16.7 million, a 6 percent decrease year over year.  Telecom results reflect the impact of expected declines in legacy local service and network access service revenues, and were partially offset by increases in bill processing revenue from the company’s Information Solutions subsidiary.  Costs and expenses totaled $14.5 million, a 2 percent decrease year over year. Telecom Segment net income totaled $1.3 million, a 24 percent decrease compared to the first quarter 2011.
•	Broadband revenue totaled $5.0 million, flat compared to 2011. Broadband revenue includes DSL, Internet, Data and Digital TV services.
•
Network access revenue totaled $4.9 million, a 16 percent decrease year over year, which reflects the anticipated declines due to access line and minute-of-use erosion, the expiration of interstate infrastructure support reimbursements, a one-time refund of interstate support fees, and the initial impacts of industry-wide access reform regulation.

•	Local service revenue totaled $3.4 million, down 7 percent from 2011.
•
Bill processing revenue totaled $1.2 million, up 64 percent year over year.  The Information Solutions subsidiary provides data processing and billing services to external customers, and includes both recurring and non-recurring service revenue.

Capital Expenditures
Capital expenditures in the first quarter 2012 totaled $3.6 million net of grants from the Greater Minnesota Broadband Collaborative Project, compared with $3.7 million in first quarter 2011.

Debt Position
Long-term debt and current maturities of debt, including capitalized leases, totaled $141.9 million as of March 31, 2012.  The 2012 debt balance represents an increase from $120.2 million as of Dec. 31, 2011, as a result of the $22 million deployed to acquire IdeaOne.  Net debt, a measure of actual balance-sheet strength that subtracts the cash balance from total debt, totaled $121.2 million as of March 31, 2012, a $14 million increase from the $107.2 million net debt reported as of Dec. 31, 2011.

“We continue to be diligent in the use of our free cash flows to achieve our strategic objectives,” Finke said.  “The reported $14 million increase in net debt during the first quarter is notable as we used $28 million of cash and debt in closing on the IdeaOne acquisition.  The low increase in net debt can be attributed to the excellent free cash flow generated by Company operations.”

Fiscal Outlook
HickoryTech confirmed its previous fiscal 2012 outlook, as outlined below, without change. Guidance metrics reflect the IdeaOne acquisition as of March 1, 2012.
•	Revenue is expected to range from $177 million to $183 million
•	Net Income is expected to range from $7.6 million to $8.6 million (factors in high level of depreciation associated with network expansion)
•	Diluted Earnings Per Share is expected to range between $0.57 to $0.64 per share
•	CAPEX is expected to range from $25 million to $29 million (net of government grants for the Greater Minnesota Broadband Collaborative Project)
•	EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is expected to range from $46 million to $48 million (factors in Telecom impact resulting from Access Reform Plan)
•	Debt balance at Dec. 31, 2012 is expected to range from $141 million to $144 million

Conference Call and Webcast
HickoryTech will host a conference call and webcast on Tuesday, May 1 at 9 a.m. CT. The dial-in number for the call is 877-774-2369 and the conference ID is 71846306.  A simultaneous webcast of the call and downloadable presentation will be available through a link on the Investor Relations page at http://investor.hickorytech.com.

About HickoryTech
HickoryTech Corporation is a leading communications provider serving business and residential customers in the upper Midwest.  With headquarters in Mankato, Minn., HickoryTech has 500 employees and a five-state fiber network spanning more than 3,250 route miles across Minnesota and into Iowa, North Dakota, South Dakota and Wisconsin.  Enventis provides business IP voice, data and video solutions, MPLS networking, data center and managed hosted services and communication systems.  HickoryTech delivers broadband Internet, Digital TV, voice and data services to businesses and consumers in southern Minnesota and northwest Iowa. The Company trades on the NASDAQ, symbol: HTCO.  For more information, visit www.hickorytech.com.

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Non-GAAP Measures
To supplement the Company’s financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance and position. The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance, financial position and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company’s performance and financial position. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

Forward-looking Statement
Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by law.

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Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31%
(Dollars in thousands, except share data)	2012	2011	Change
Operating revenue:
Equipment	$15,299	$8,195	87%
Services	31,645	30,427	4%
Total operating revenue	46,944	38,622	22%

Costs and expenses:
Cost of sales, excluding depreciation and amortization	13,466	6,999	92%
Cost of services, excluding depreciation and amortization	15,326	14,735	4%
Selling, general and administrative expenses	6,706	6,543	2%
Depreciation	6,056	5,591	8%
Amortization of intangibles	138	88	57%
Total costs and expenses	41,692	33,956	23%

Operating income	5,252	4,666	13%

Interest and other income	20	10	100%
Interest expense	(1,364)	(1,068)	28%
Income before income taxes	3,908	3,608	8%
Income tax provision	1,586	1,466	8%

Net income	$2,322	$2,142	8%

Basic earnings per share	$0.17	$0.16	6%

Basic weighted average common shares outstanding	13,450,850	13,329,603

Diluted earnings per share	$0.17	$0.16	6%

Diluted weighted average common and equivalent shares outstanding	13,468,749	13,341,871

Dividends per share	$0.14	$0.135	4%

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Consolidated Balance Sheets
(unaudited)

(Dollars and Share Data in Thousands)	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$20,724	$13,057
Receivables, net of allowance for doubtful accounts of $169 and $436	20,554	25,317
Inventories	5,460	9,297
Income taxes receivable	-	498
Deferred income taxes, net	1,559	1,559
Prepaid expenses	2,382	1,801
Other	597	964
Total current assets	51,276	52,493

Investments	3,199	4,277

Property, plant and equipment	409,879	396,816
Accumulated depreciation	(235,184)	(242,886)
Property, plant and equipment, net	174,695	153,930

Other assets:
Goodwill	29,034	27,303
Intangible assets, net	5,476	2,314
Deferred costs and other	3,784	3,669
Total other assets	38,294	33,286

Total assets	$267,464	$243,986

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$6,481	$4,661
Extended term payable	8,615	6,920
Accrued income taxes	1,072	-
Deferred revenue	5,778	6,251
Accrued expenses and other	6,868	10,175
Current maturities of long-term obligations	1,621	1,407
Total current liabilities	30,435	29,414

Long-term liabilities:
Debt obligations, net of current maturities	140,272	118,828
Accrued income taxes	154	154
Deferred revenue	1,125	1,131
Financial derivative instruments	2,516	2,469
Accrued employee benefits and deferred compensation	18,409	18,166
Deferred income taxes	30,660	30,627
Total long-term liabilities	193,136	171,375

Total liabilities	223,571	200,789

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, $.10 stated value
Shares authorized: 100,000
Shares issued and outstanding: 13,488 in 2012 and 13,396 in 2011	1,349	1,340
Additional paid-in capital	15,875	15,683
Retained earnings	32,241	31,797
Accumulated other comprehensive (loss)	(5,572)	(5,623)
Total shareholders' equity	43,893	43,197

Total liabilities and shareholders' equity	$267,464	$243,986

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Fiber and Data Segment
(unaudited)

	Three Months Ended March 31
(Dollars in thousands)	2012	2011	% Change
Revenue before intersegment eliminations:
Services	$13,219	$10,861	22%
Intersegment	193	161	20%
Total Fiber and Data revenue	13,412	11,022	22%

Cost of services (excluding depreciation and amortization)	6,595	5,821	13%
Selling, general and administrative expenses	2,506	2,130	18%
Depreciation and amortization	1,966	1,586	24%
Total costs and expenses	11,067	9,537	16%

Operating income	$2,345	$1,485	58%
Net income	$1,395	$883	58%

Capital expenditures	$1,965	$1,806	9%

Equipment Segment
(unaudited)

	Three Months Ended March 31
(Dollars in thousands)	2012	2011	% Change
Revenue before intersegment eliminations:
Equipment	$15,299	$8,195	87%
Support Services	2,122	2,229	-5%
Total Equipment revenue	17,421	10,424	67%

Cost of sales (excluding depreciation and amortization)	13,466	6,999	92%
Cost of services (excluding depreciation and amortization)	1,712	1,678	2%
Selling, general and administrative expenses	1,352	1,181	14%
Depreciation and amortization	71	68	4%
Total costs and expenses	16,601	9,926	67%

Operating income	$820	$498	65%
Net income	$486	$295	65%

Capital expenditures	$73	$6	1117%

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Telecom Segment
(unaudited)

	Three Months Ended March 31%
(Dollars in thousands)	2012	2011	Change
Revenue before intersegment eliminations:
Local Service	$3,429	$3,693	-7%
Network Access	4,903	5,812	-16%
Broadband	5,002	5,054	-1%
Directory	782	872	-10%
Long Distance	648	729	-11%
Bill Processing	1,205	737	64%
Intersegment	410	412	0%
Other	335	440	-24%
Total Telecom revenue	$16,714	$17,749	-6%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$16,304	$17,337
Intersegment	410	412
	16,714	17,749

Cost of services (excluding depreciation and amortization)	7,561	7,761	-3%
Selling, general and administrative expenses	2,833	3,084	-8%
Depreciation and amortization	4,133	4,003	3%
Total costs and expenses	14,527	14,848	-2%

Operating income	$2,187	$2,901	-25%

Net income	$1,299	$1,716	-24%

Capital expenditures	$1,596	$1,930	-17%

Key Metrics
Business access lines	21,954	23,932	-8%
Residential access lines	23,679	26,678	-11%
Total access lines	45,633	50,610	-10%
Long distance customers	31,498	33,513	-6%
Digital Subscriber Line customers	19,451	20,032	-3%
Digital TV customers	10,247	10,591	-3%

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Reconciliation of Non-GAAP Measures

(Dollars in thousands)	Three months ended
Reconciliation of net debt:	Mar-12	Dec-11	Sep-11	Jun-11
Debt obligations, net of current maturities	$140,272	$118,828	$119,169	$110,230
Current maturities of long-term obligations	1,621	1,407	1,436	8,462
Total Debt	$141,893	$120,235	$120,605	$118,692
Less:
Cash and cash equivalents	20,724	13,057	11,316	14,930
Net Debt	$121,169	$107,178	$109,289	$103,762

	Year Ending December 31, 2012
(Dollars in thousands)	Guidance Range
Reconciliation of net income to 2012 EBITDA guidance:	Low	High
Projected net income	$7,600	$8,600
Add back:
Depreciation and amortization	27,400	27,200
Interest expense	5,800	6,200
Taxes	5,200	6,000
Projected EBITDA guidance 1	$46,000	$48,000

1 EBITDA, a non-GAAP financial measure, is as defined in our credit agreement

	Three months ended
(Dollars in thousands)	Mar-12	Dec-11	Sep-11	Jun-11
Reconciliation of net income to EBITDA:
Net income	$2,322	$1,430	$2,971	$2,694
Add:
Depreciation	6,056	5,812	5,706	5,593
Amortization	138	89	88	89
Interest expense	1,364	1,315	1,487	1,015
Income taxes	1,586	913	1,910	1,307
Acquisition related expenses	-	510	-	-
EBITDA	$11,466	$10,069	$12,162	$10,698

Debt to EBITDA ratio
Total outstanding debt as of March 31, 2012		$141,893
EBITDA for the last (4) consecutive fiscal quarters as presented above		44,395
IdeaOne Telecom historical EBITDA (reflects 11 months)		4,135
Debt to EBITDA ratio as of March 31, 2012		2.9